Exhibit 10.1

               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of May, 1998 (the "Effective Date"), between PetMed Express, Inc., a Florida corporation, whose principal place of business is 3350 N.W. 53rd Street, Fort Lauderdale, Florida 33309 and any of its successors or affiliated companies (collectively (the "Company") and Marc A. Puleo, M.D., an individual whose address is 2400 N.E. 44th Court, Lighthouse Point, FL 33064 (the "Executive").

                                    RECITALS

         A. The Company is a Florida corporation and is principally engaged in the business of marketing, distributing and selling prescription and non-prescription medications and pet-related products for household pets (the "Business").

         B. The Company presently employs the Executive and desires to continue to employ the Executive and the Executive desires to continue in the employ of the Company.

         C. The Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business.

         D. The Executive, by virtue of the Executive's employment with the Company has become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's business, including the Company's client base.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. Authority and Power During Employment Period.

            a. Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as President and Chief Executive Officer of the Company and shall have general executive operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company. It is further the intention of the parties that at all times during the "Term," as hereinafter defined, of the Agreement, the Executive shall serve as

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a member of the Board of Directors of the Company and in accordance with the
Bylaws of the Company.

            b. Time Devoted. Throughout the term of the Agreement, the Executive shall devote substantially all of the Executive's business time and attention to the business and affairs of the Company consistent with the Executive's senior executive position with the Company, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from engaging in personal business including as a member of the board of directors of related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

            c. Additional Responsibilities of Executive. Executive agrees to be bound by the Executive's Guidelines, if applicable, a copy of which has been provided to the Company (or to the extent that such Guidelines have not yet been formulated, at such time as such Guidelines are adopted by the Company).

         4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate two (2) years from the Effective Date, and such term shall automatically be extended for each successive year thereafter unless
(1) the parties mutually agree in writing to alter or amend the terms of the Agreement; or (2) one or both of the parties exercises their right, pursuant to
Section 6 herein, to terminate this employment relationship.

         5. Compensation and Benefits.

            a. Base Compensation. For all services rendered by the Executive pursuant to the terms of this Agreement and in consideration of the execution of this Agreement by the Executive, the Company shall grant the Executive as of the Effective Date of this Agreement options under the Company's to be adopted 1998 Stock Option Plan to purchase up to two hundred thousand (200,000) shares of Common Stock of the Company, pursuant to the form of Option Agreement attached hereto as Exhibit A and incorporated herein by such reference, which such options shall be exercisable for a period of five (5) years from the date of grant at an exercise price of $3.75 per share, being the closing price of the Company's Common Stock on March 20, 1998 as reported on the OTC Bulletin Board, which such date is the date on which the parties agreed to the binding terms of this Agreement.

            b. Performance-based Bonus. On the earlier of (i) the fiscal year ending on or before March 31, 2001 if the Company should report (a) Revenues (as hereinafter defined) of at least twenty million dollars ($20,000,000); or (b) Income From Operations (as hereinafter defined) of at least two million dollars ($2,000,000); or (ii) March 31, 2003, the Executive shall be entitled to a performance based bonus of options to purchase up to an additional two hundred thousand (200,000) shares of Common Stock of the Company. Such options, which shall be exercisable for a period of five (5) years from the date of grant



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at an exercise price of $3.75 per share, shall be granted under the Company's to be adopted 1998 Stock Option Plan. For the purposes of this Agreement, "Revenues" shall mean the total gross revenues of the Company from all sources and "Income From Operations" shall mean the Revenues less the cost of the Revenues and all selling, general and administrative expenses as reflected on the Company's audited financial statements for the periods therein. The audited financial statements of the Company, accompanied by the accountant's report of the Company's then principal independent accountants for such fiscal year, shall be conclusive as to the determination of the satisfaction of the aforedescribed performance based criteria. In the event the Company should meet such performance based criteria, the options shall be granted to the Executive on the date the audited financial statements are issued by the Company's principal independent accountants.

            c. Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, at the Executive's sole option, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, compensation continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

            d. Vacation. During each fiscal year of the Company, the Executive shall be entitled to five (5) weeks of vacation time and to utilize such vacation as the Executive shall determine; provided, however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling.

            e. Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefor.

            f. Automobile Expense. The Company shall provide the Executive with an automobile of Executive's choice. The Company shall also be responsible for all expenses in connection with such automobile including, but not limited to, maintenance, insurance and gas.

         6. Termination.

            a. Death. In the event of the death of the Executive during the Term of the Agreement, compensation shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of six (6) months from and after the date of death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.



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            b. Disability.

            (1) In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's compensation for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than 180 days from the date on which the disability has been deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6b shall not be offset by other long-term disability benefits provided to the Executive by the Company.

            (2) "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any 12-month period; or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

            Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes re-employed, whether as an Executive or a consultant, any compensation, annual incentive payments or other benefits earned by the Executive from such employment shall not be offset against any compensation continuation due to the Executive hereunder commencing with the date of re-employment.

            c. Termination by the Company for Cause.

            (1) Nothing herein shall prevent the Company from terminating Executive for "Cause," as hereinafter defined. The Executive shall continue to receive compensation only for the period ending with the date of such termination as provided in this Section 6c. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

            (2) "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (i) during the Term, constituting a felony under the laws of the United States or any state thereof; or (ii) if applicable, loss of any state or federal license required for the Executive to perform the Executive's material duties or responsibilities for the


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Company; or (E) any assignment of this Agreement in violation of Section 14 of this Agreement;

            (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in Section 6c of this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct set forth in Section 6c(2).

            d. Termination by the Company Other than for Cause.

            (1) The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6c above, the Company may terminate this Agreement upon giving three
(3) months' prior written notice. During such three (3) month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement. At the expiration of such three (3) month period, the Executive will be entitled to continued Executive Benefits and Automobile Expense to be paid by the Company for the balance of the Term of this Agreement or any renewal thereof pursuant to Section 4 hereof. In the event the Company should meet the performance based criteria set forth in Section 5b hereof for the fiscal year ending immediately after a termination of the Executive pursuant to this Section 6d(1), the Executive shall be entitled to receive such performance based bonus pursuant to the terms set forth in such
Section 5b.

            (2) In the event that the Executive's employment with the Company is terminated pursuant to this Section 6d, Section 6f or Section 6g, Section 7a of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company.

            e. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6f and/or Section 6g) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6c.

            f. Constructive Termination of Employment. A termination by the Company without Cause under Section 6d shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:



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            (1) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

            (2) a material breach of the Agreement by the Company; or

            (3) a material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the Effective Date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

            (4) failure by a successor company to assume the obligations under the Agreement.

Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this Section 6f, which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event; provided, however, there shall be no period permitted to cure a second occurrence of the same event and in no event will there be a required period to cure following the occurrence of two events as described in this
Section 6f.

            g. Termination Following a Change of Control.

            (1) In the event that a "Change in Control," as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this Section 6g(1), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6d of this Agreement.

            (2) For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code; or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

               (A) any "person", other than the Executive, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial


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


           owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

               (B) the individuals who at the commencement date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

               (C) there is a failure to elect three or more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

               (D) the business of the Company for which the Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Section 6g(2) will not apply where the Executive gives the Executive's explicit written waiver stating that for the purposes of this Section 6g(2), a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

         An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

               (3) In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other than for Cause as defined in Section 6c, or the Executive's employment is constructively terminated as defined in Section 6g(4), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6d of this Agreement.

               (4) For purposes of this Section 6g, the Executive's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the Executive:



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               (A) Significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

               (B) Material breach of the Agreement by the Company; or

               (C) Material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

               (D) Failure by a successor company to assume the obligations under the Agreement; or

               (E) Change in the Executive's principal office to a location outside the Palm Beach-Broward County, Florida area.

            (5) Anything in this Section 6g to the contrary notwithstanding, in no event will any action or non-action by the Executive at any time prior to the first anniversary date of the applicable Change in Control or Attempted Change in Control (including any action or non-action prior to the effective date of this Agreement) be deemed consent to any of the events described in this Section 6g.

            (6) Anything herein to the contrary notwithstanding, in the event the circumstances giving rise to an Attempted Change in Control are included in those circumstances giving rise to an actual Change in Control the twelve (12) month period under this Section 6 will be deemed to have recommenced on the date the actual Change in Control occurred.

         7. Covenant Not to Compete and Non-Disclosure of Information.

            a. Covenant Not to Compete. Except as set forth in Section 6d(2) of this Agreement, the Executive acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Executive agrees to the following:

            (1) That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less


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than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

            (2) That during the Restricted Period and within the Restricted Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

            (3) That during the Restricted Period and within the Restricted Area, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

            (4) That during the Restricted Period the Executive will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company.

            b. Non-Disclosure of Information. The Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients, and (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Proprietary Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company shall be considered confidential.

         In recognition of this fact, the Executive agrees that the Executive, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Executive is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Executive or that come into the Executive's possession during the Executive's association with the Company are and remain the property of the Company, and when this Agreement


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terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision (Section 10) of this Agreement.

            c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

            d. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

            e. Restrictive Period. The "Restrictive Period" shall be deemed to be eighteen (18) months following termination of this Agreement, except as set forth in Section 6g(2) of this Agreement.

            f. Restricted Area. The Restricted Area shall be deemed to mean within Broward County, Dade County, Monroe County and Palm Beach County, Florida and within any other county of any state in which the Company is providing service at the time of termination.

            g. Business Activities. "Business Activities" shall be deemed to include any business activities concerning marketing, distributing and selling prescription and non-prescription medications and pet related products provided by the Company and any additional activities which the Company or any of its affiliates may engage in during the term of this Agreement.

            h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7a and b are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.



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            i. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7a and b shall survive the termination of this Agreement and the Executive's employment with the Company.

            j. Remedies.

            (1) The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7a or b herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 7a or b, the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Executive to payment or otherwise under this Agreement and all amounts then or thereafter due to the Executive from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

            (2) The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7a or b and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         8. Indemnification. The Executive shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Company, subject to all the provisions of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and Florida law. To the extent that any such payments by the Company pursuant to the Company's Articles of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company's Articles of Incorporation or Bylaws, or pursuant to Florida or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Executive's employment with the Company and as to which Executive has been covered by such applicable provisions.



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         9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         11. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         15. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into



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in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

         16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         17. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         20. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         21. Venue. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         22. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]



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


THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:                            THE COMPANY:
                                    PETMED EXPRESS, INC.

__________________________          By: /s/ Christopher Lloyd
                                        -------------------------------------
                                        Christopher Lloyd, Chief Operating
                                        Officer

Witness:                            THE EXECUTIVE

___________________________         /s/ Marc A. Puleo, M.D.
                                    -------------------------------------
                                    Marc A. Puleo, M.D.


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